UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2023

Eterna Therapeutics Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A
Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 3, 2023, Eterna Therapeutics Inc. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Staff (“Staff”) of The Nasdaq Stock Market LLC (the “Nasdaq”) stating that, as a result of the previously disclosed resignations of Mr. Brant C. Binder and Dr. Richard W. Wagner from the Company’s board of directors and audit committee, the Company is no longer in compliance with Nasdaq Listing Rule 5605, which, in relevant part, requires the audit committee to consist of at least three members, each of whom must be an independent director under the Nasdaq Listing Rules and meet the heightened independence standards for audit committee members under the Nasdaq Listing Rules and the Securities Exchange Act of 1934, as amended.

The Notice indicates that, consistent with Nasdaq Listing Rule 5605(c)(4), Nasdaq is providing the Company a cure period to regain compliance as follows: (i) until the earlier of the Company’s next annual meeting of stockholders or August 9, 2024; or (ii) if the next annual meeting of stockholders is held before February 5, 2024, then the Company must evidence compliance no later than February 5, 2024. In the event the Company does not regain compliance prior to the expiration of the applicable cure period, the Nasdaq Listing Rules require the Nasdaq’s Staff to provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Hearings Panel.

The Notice has no immediate effect on the Company’s Nasdaq listing and its common stock will continue to be listed under the symbol “ERNA.”

Due to the vacancy on the audit committee, the Company intends to rely on the cure period provided by Nasdaq Listing Rule 5605(c)(4). The Company is evaluating potential director candidates and intends to regain compliance with the Nasdaq Listing Rule 5605 prior to the expiration of the applicable cure period granted under Nasdaq Listing Rule 5605(c)(4).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2023 Gregory Fiore resigned from the Company’s board of directors. Dr. Fiore’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01.	Other Events.

On October 3, 2023, the Company received a written letter from the Staff of Nasdaq notifying the Company that based on the information regarding the appointment of Ms. Dorothy J. Clarke to the Company’s board of directors, audit committee, and compensation committee, as disclosed in the Company’s Current Reports on Form 8-K dated August 31, 2023 and September 26, 2023, respectively, the Staff has determined that the Company complies with Listing Rules 5605(b)(1) and 5605(d)(2), and those matters are now closed. The Staff previously informed the Company on August 10, 2023 that it did not comply with the independent director, audit committee, and compensation committee requirements as set forth in Listing Rules 5605(b)(1), 5605(c)(2) and 5605(d)(2) following the resignations of Mr. Brant C. Binder and Dr. Richard W. Wagner from the Company’s board of directors, audit committee, and compensation committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eterna Therapeutics Inc.

Dated: October 5, 2023	By:	/s/ Matthew Angel
Chief Executive Officer and President